As filed with the Securities and Exchange Commission on July 22, 2014

Registration No. 333-197263

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORDIA BANCORP INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	26-4700031 (I.R.S. Employer Identification No.)

11730 Hull Street Road

Midlothian, Virginia 23112

(804) 744-7576

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Zoeller

President and Chief Executive Officer

Cordia Bancorp Inc.

11730 Hull Street Road

Midlothian, Virginia 23112

(804) 744-7576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Aaron M. Kaslow, Esq. Kilpatrick Townsend & Stockton LLP Suite 900 607 14th Street, N.W. Washington, D.C. 20005 (202) 508-5800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value	3,629,871	(2)	$4.25	(3)	$15,426,952		$1,987	(4)
Nonvoting Common Stock, $0.01 par value	1,400,437		$—	(5)	$—	(5)	$—	(5)

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock and Nonvoting Common Stock which become issuable by reason of any stock dividend, stock split or other similar transaction that results in an increase in the number of the outstanding shares of such stock of the registrant.
(2)	Includes 1,400,437 shares of Common Stock issuable upon the conversion of the outstanding shares of Nonvoting Common Stock.
(3)	The amount is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of registrant’s Common Stock as reported on the NASDAQ Stock Market in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.
(4)	Previously paid.
(5)	No additional consideration will be received and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 22, 2014

PROSPECTUS

1,400,437 SHARES OF NONVOTING COMMON STOCK

3,629,871 SHARES OF COMMON STOCK

This prospectus covers the resale by the selling shareholders identified in this prospectus of up to an aggregate of (i) 1,400,437 shares of our nonvoting common stock, $0.01 par value per share (the “Nonvoting Common Stock”), that were issued upon the mandatory conversion of our Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) 3,629,871 shares of our common stock, $0.01 par value per share (the “Common Stock”), consisting of (a) 2,229,434 shares of Common Stock that were issued upon the mandatory conversion of the Series A Preferred Stock and (b) 1,400,437 shares of Common Stock that are issuable upon the conversion of the shares of Nonvoting Common Stock. The selling shareholders may offer and sell any of the shares covered by this prospectus from time to time through public or private transactions, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices, or otherwise as described under “Plan of Distribution.” We will not receive any proceeds from the sale of any of the shares by the selling shareholders. We will pay all registration expenses incurred in connection with this offering, but the selling shareholders will pay all of their selling commissions and fees, stock transfer taxes and related expenses.

Our Common Stock is listed on the NASDAQ Stock Market under the symbol “BVA.” On July 21, 2014, the last reported sale price of our Common Stock on the NASDAQ Stock Market was $4.12 per share. Our Nonvoting Common Stock is not listed on any exchange and we do not intend to list it on any exchange. Our principal offices are located at 11730 Hull Street Road, Midlothian, Virginia 23112 and our telephone number is (804) 744-7576.

Investing in our securities involves risks. You should carefully read and consider the risks discussed in “Risk Factors” beginning on page 5 of this prospectus before you decide to invest.

These securities are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2014

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and the documents incorporated by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our securities.

Unless the context otherwise requires, the terms the “Company” refers to Cordia Bancorp Inc., and the terms “we,” “us” and “our” refer to Cordia Bancorp Inc., together with its subsidiary, Bank of Virginia (the “Bank”). To understand this offering fully, you should read this entire document carefully, as well as the documents identified in the section titled “Additional Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions that are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors, which are in many instances beyond our control and could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We assume no obligation to update or revise forward-looking statements.

In addition to the risks discussed in this prospectus under “Risk Factors” below, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	changes in general economic and financial market conditions;

•	changes in the regulatory environment;

•	economic conditions generally and in the financial services industry;

•	changes in the economy affecting real estate values;

•	our ability to achieve loan and deposit growth;

•	the completion of future acquisitions or business combinations and our ability to integrate the acquired business into our business model;

•	projected population and income growth in our targeted market areas; and

•	volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans.

Further information on other factors that could affect us is included in the Securities and Exchange Commission (the “SEC”) filings incorporated by reference in this prospectus described below under the heading “Information Incorporated by Reference,” all of which are accessible on the SEC’s website at www.sec.gov. See also “Risk Factors” contained in this prospectus.

Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

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SUMMARY

Company Information

Overview

Cordia Bancorp Inc. (the “Company”) was incorporated in Virginia in 2009 by a team of former bank chief executive officers, directors and advisors seeking to invest in undervalued or troubled community banks in the Mid-Atlantic and Southeast. On December 10, 2010, the Company purchased $10,300,000 of the common stock of Bank of Virginia (the “Bank”) at a price of $7.60 per share, resulting in the ownership of 59.8% of the outstanding shares. On August 28, 2012, the Company purchased an additional $3,000,000 of Bank common stock at a price of $3.60 per share. The Company’s principal business activity is the ownership of the outstanding shares of common stock of the Bank. On March 29, 2013, the Company and the Bank completed a share exchange pursuant to which each outstanding share of Bank common stock held by persons other than the Company was exchanged for 0.664 of a share of Company common stock. As a result of the share exchange, the Bank became a wholly-owned subsidiary of the Company.

The Company does not own or lease any property, but instead uses the premises, equipment and other property of the Bank. Because the Company does not have any business activities separate from the operations of the Bank, the information in this document regarding the business of the Company reflects the activities of the Company and the Bank on a consolidated basis. References to “we” and “our” in this document refer to the Company and the Bank, collectively.

The Bank was incorporated in Virginia in September 2002 and commenced business on January 12, 2004. The Bank is headquartered in Midlothian, Virginia and is primarily engaged in the business of accepting demand, savings and time deposits and providing consumer and commercial loans to the general public. The Bank is state chartered and is a member of the Federal Reserve System.

Our principal offices are located at 11730 Hull Street Road, Midlothian, Virginia 23112 and our telephone number is (804) 744-7576.

Recent Developments

On April 10, 2014, the Company raised $15.4 million in a private placement (the “Private Placement”) of 362.9871 shares of its newly designated Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) at a purchase price of $42,500 per share. The Series A Preferred Stock was issued pursuant to the terms of a Securities Purchase Agreement, dated as of April 10, 2014, by and among the Company and the investors (the “Investors”) identified therein (the “Securities Purchase Agreement”). The Private Placement was exempt from Securities and Exchange Commission (“SEC”) registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The purpose of the Private Placement was to increase the Company’s equity capital and to raise funds for general corporate purposes.

On June 25, 2014, after receipt of the requisite shareholder approval, the outstanding shares of Series A Preferred Stock automatically converted into an aggregate of 2,229,434 shares of Common Stock and 1,400,437 shares of Nonvoting Common Stock. Pursuant to the terms of the Nonvoting Common Stock, each outstanding share of Nonvoting Common Stock is automatically convertible into one share of Common Stock upon a “permitted transfer” to a transferee, as more fully described in the Articles of Incorporation, as amended, of the Company.

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Terms of the Offering

Shares Offered:	This prospectus covers the resale by the selling shareholders of up to an aggregate of 3,629,871 shares of Common Stock and 1,400,437 shares of Nonvoting Common Stock. See “Selling Shareholders.”

Nonvoting Common Stock:	Other than voting rights, the Nonvoting Common Stock has the same rights and privileges as our Common Stock, including sharing ratably in all assets of the Company upon its liquidation, dissolution or winding-up, and entitlement to receive dividends in the same amount per share and at the same time when, as and if declared by the Company’s board of directors, and is identical to the Common Stock in all other respects as to all other matters (other than voting). The holders of Nonvoting Common Stock have no voting rights except as required by the Virginia Stock Corporation Act. Each share of Nonvoting Common Stock is automatically convertible into one share of Common Stock upon a “permitted transfer” to a transferee.

Use of Proceeds:	We will not receive any proceeds from the sales by the selling shareholders of the shares of Common Stock or Nonvoting Common Stock offered hereby. The selling shareholders will receive all of the net proceeds from the sales of such shares. See “Use of Proceeds.”

Market for the Shares:	Our Common Stock is listed on the NASDAQ Stock Market under the symbol “BVA.” Our Nonvoting Common Stock is not listed on any exchange and we do not intend to list it on any exchange.

Risk Factors:	You should carefully read and consider the risks discussed in “Risk Factors” before you decide to invest in our securities.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below and in our filings with the SEC, including the risks discussed in the section entitled “Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

The shares of Common Stock and Nonvoting Common Stock issued in the mandatory conversion of the Series A Preferred Stock will generally be available for resale to the public upon registration under the Securities Act.

Pursuant to the registration rights we granted to the Investors in the Private Placement, we agreed to file with the SEC the registration statement of which this prospectus forms a part to register the resale of the shares of Common Stock and Nonvoting Common Stock issued in the conversion of the Series A Preferred Stock. Upon such registration, these securities will become available for immediate resale. Sales of substantial amounts of our securities in the public market or the perception that such sales might occur, could adversely affect the market price of our Common Stock, and the market value of our other securities.

Our Nonvoting Common Stock does not have, and is not expected to have, an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares of Nonvoting Common Stock.

Our Nonvoting Common Stock has no established trading market and is not expected to have an established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We currently do not intend to list the Nonvoting Common Stock on a national securities exchange. We cannot assure you that an active trading market in the Nonvoting Common Stock will develop or, even if it develops, we cannot assure you that it will last, in which case the value of the shares could be adversely affected and your ability to transfer your shares of Nonvoting Common Stock will be limited.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling shareholders of the shares of Common Stock or Nonvoting Common Stock offered hereby. The selling shareholders will receive all of the net proceeds from the sales of such shares. We have agreed to bear the expenses in connection with the registration of the shares being offered hereby by the selling shareholders.

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SELLING SHAREHOLDERS

In April 2014, the Company completed the Private Placement resulting in the issuance of 362.9871 shares of Series A Preferred Stock, which shares automatically converted on June 25, 2014 after receipt of the requisite shareholder approval, into an aggregate of 2,229,434 shares of our Common Stock and 1,400,437 shares of our Nonvoting Common Stock. Pursuant to the terms of the Nonvoting Common Stock, each share of Nonvoting Common Stock will automatically convert into a share of Common Stock upon a “permitted transfer,” as discussed herein. This prospectus covers the public resale by the selling shareholders of the shares of Common Stock and Nonvoting Common Stock issued in the conversion of the Series A Preferred Stock, and the shares of Common Stock issuable upon the conversion of the outstanding shares of Nonvoting Common Stock.

At the time of the Private Placement, we also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are required file a registration statement within 20 days of the date that the Company’s stockholders approve the issuance of the Common Stock and Nonvoting Common Stock upon the conversion of the Series A Preferred Stock, and to have the registration statement declared effective by the SEC as soon as practicable after filing and no later than the earlier of (i) 90 days following such stockholder approval date (or 120 days in the event the registration statement is reviewed by the SEC), and (ii) five business days after the Company is notified that the registration statement will not be reviewed by the SEC or will not be subject to further review.

We will bear all registration expenses specified in the Registration Rights Agreement as well as all other expenses incurred by us in connection with the performance of our obligations under the Registration Rights Agreement. The selling shareholders will bear any underwriting discounts, selling commissions, or fees and disbursements of their counsel (other than one counsel approved for all the selling shareholders in the registration). Under the Registration Rights Agreement, we have agreed to indemnify the selling shareholders and their officers and directors and each person controlling a selling shareholder, which we refer to as the indemnified parties, against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or any state securities law, and will reimburse each of the indemnified parties for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action.

We are registering the shares listed in the “Number of Shares Offered Hereby” columns below in order to permit the selling shareholders to offer such shares for resale from time to time. Because each selling shareholder may offer all or a portion of the shares offered by this prospectus at any time and from time to time after the date hereof, no estimate can be made of the number of shares that each selling shareholder may retain upon completion of this offering. The shares of our stock being offered by this prospectus may be offered directly by the selling shareholders named below or by pledgees, donees, transferees or other successors in interest thereto, as discussed under “Plan of Distribution” below.

The table below, including the footnotes, lists the selling shareholders and other information regarding (i) the beneficial ownership of shares of our Common Stock and Nonvoting Common Stock by each of the selling shareholders as of June 30, 2014, (ii) the shares of Common Stock and Nonvoting Common Stock being offered pursuant to this prospectus by the selling shareholders, and (iii) the number of shares of our Common Stock expected to be owned by each selling shareholder after the offering of shares pursuant to this prospectus, assuming that all of the shares offered by the selling shareholders pursuant to this prospectus are sold.

Under the rules of the SEC, beneficial ownership includes shares over which the named shareholder exercises voting and/or investment power. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The information with respect to the beneficial ownership of our shares by each selling shareholder is based upon information supplied or confirmed to us by such selling shareholder. Ramat Securities, Ltd. has indicated that it is a broker-dealer and, therefore, is deemed an underwriter in this offering. None of the other selling shareholders are broker-dealers, nor are any of the selling shareholders affiliated with a broker-dealer, except as otherwise indicated in the footnotes below. Each selling shareholder represented at the time of purchase that the shares were acquired for investment with no then-present intention to distribute any of the shares to any person.

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Beneficial ownership is calculated in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose.

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Offered Hereby		Shares Beneficially Owned After Offering(2)
Name of Selling Shareholder(3)	Common Stock	Nonvoting Common Stock	Common Stock(4)	Nonvoting Common Stock	Common Stock	Percent of Outstanding Common Stock
TNH Financials Fund, L.P. (5)	1,598,129	1,352,189	1,585,129	1,352,189	13,000	*
Ramat Securities, Ltd. (6)	294,117	48,248	294,117	48,248	—	—
Fortress Partners Banc Ventures I, LP (7)	117,647	—	117,647	—	—	—
Fortress Partners Banc Ventures II, LP (7)	117,647	—	117,647	—	—	—
Banc Fund VIII L.P. (8)	188,235	—	188,235	—	—	—
Deerhill Pond Investment Partners, LP (9)	70,000	—	70,000	—	—	—
Cougar Capital LLC (10)	100,000	—	100,000	—	—	—
Keefe Ventures Fund II, L.P. (11)	396,994	—	396,994	—	—	—
Richard FX McArdle	60,000	—	60,000	—	—	—
Rudolf Lang	23,529	—	23,529	—	—	—
Thomas Maxwell and Sharon Maxwell	23,529	—	23,529	—	—	—
Patrick J. O’Brien and Annette A. O’Brien	23,529	—	23,529	—	—	—
Stuart M. Lichtman and Gwen Lichtman	47,058	—	47,058	—	—	—
Jack B. Strommen	11,764	—	11,764	—	—	—
Sam F. Acri	11,764	—	11,764	—	—	—
Daniel E. Warrell	11,764	—	11,764	—	—	—
Jerrold S. Polansky Trust	11,764	—	11,764	—	—	—
Perry J. Rice and Sarah Rice	11,764	—	11,764	—	—	—
Donna M. Kerr	5,882	—	5,882	—	—	—
Steven Hribar	23,529	—	23,529	—	—	—
Diana Moskowitz Revocable Trust	23,529	—	23,529	—	—	—
Arthur Goldstein Testamentary Trust	47,058	—	47,058	—	—	—
Michael E. Miner MD	23,529	—	23,529	—	—	—
Daniel Gottlieb MD	35,294	—	35,294	—	—	—
Karl J. Caldwell Revocable Trust	11,764	—	11,764	—	—	—
Craig Gordon MD	23,529	—	23,529	—	—	—
Thomas S. Enloe	23,529	—	23,529	—	—	—
Lawrence A. Knight and Anna Knight	7,058	—	7,058	—	—	—
Alan J. Klukowiz	17,647	—	17,647	—	—	—
Glenn Oztemel	23,529	—	23,529	—	—	—
Peter W. Grieve (12)	415,129	—	117,647	—	297,482	5.8
Jack C. Zoeller (13)	246,749	—	29,411	—	217,338	4.2
David C. Bushnell (14)	101,406	—	23,529	—	77,877	1.5
Thomas L. Gordon (15)	31,848	—	23,529	—	8,319	*
G. Waddy Garrett (16)	88,851	—	11,764	—	77,087	1.5
Hunter R. Hollar (17)	19,579	—	11,764	—	7,815	*
John P. Wright (18)	50,284	—	11,764	—	38,520	*
Todd Thomson (19)	188,828	—	11,764	—	177,064	3.5
Raymond H. Smith, Jr. (20)	59,573	—	5,882	—	53,691	1.0
Mark Severson (21)	18,500	—	6,000	—	12,500	*
Richard Dickinson (22)	7,353	—	2,353	—	5,000	*
Roy Barzel (23)	10,624	—	2,353	—	8,271	*

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*	Less than 1%
(1)	Based on a total of 5,105,394 shares of Common Stock and 1,400,437 shares of Nonvoting Common Stock outstanding as of June 30, 2014.
(2)	Assumes each selling shareholder sells all of its shares of Common Stock and Nonvoting Common Stock, as applicable, offered pursuant to this prospectus. Based on this assumption, no shares of Nonvoting Common Stock would be outstanding following the offering. The percentage ownership for each selling shareholder is calculated by taking into account the conversion of the shares of Nonvoting Common Stock held only by such selling shareholder, if any, and not the conversion of shares held by any other selling shareholder. Also assumes that no transactions with respect to the Company’s Common Stock or Nonvoting Common Stock occur other than the conversion of the Nonvoting Common Stock described above.
(3)	Includes all affiliates, limited partners, donees and pledgees, transferees and other successors in interest selling shares that are received from a named selling shareholder.
(4)	Includes (i) shares of Common Stock issued in the mandatory conversion of the Series A Preferred Stock, and (ii) shares of Common Stock expected to be issued upon conversion of the shares of Nonvoting Common Stock offered hereby. Shares of Nonvoting Common Stock issued in the mandatory conversion of the Series A Preferred Stock will remain nonvoting shares so long as they are held by the listed persons, and may only be converted into voting Common Stock upon a “permitted transfer” by their respective holders to transferees, as described in this prospectus. Accordingly, this column does not reflect the beneficial ownership of shares of Common Stock by the listed persons.
(5)	Michael Rosinus has the power to vote and dispose of the shares listed in the table.
(6)	David Zlatin has the power to vote and dispose of the shares listed in the table. Ramat Securities, Ltd. has represented that it is a broker-dealer; thus, it is deemed to be an underwriter in this offering.
(7)	Jon Bruss has the power to vote and dispose of the shares listed in the table.
(8)	Charles J. Moore has the power to vote and dispose of the shares listed in the table.
(9)	Michael T. O’Brien has the power to vote and dispose of the shares listed in the table.
(10)	Emanuel E. Geduld has the power to vote and dispose of the shares listed in the table.
(11)	John J. Lyons has the power to vote and dispose of the shares listed in the table.
(12)	Mr. Grieve has served as a director of the Company since 2009 and as a director of the Bank since 2010.
(13)	Mr. Zoeller is the President and Chief Executive Officer of the Company and the Chief Executive Officer of the Bank and has served as a director of the Company since 2009 and as a director of the Bank since 2010.
(14)	Mr. Bushnell has served as a director of the Company since 2013 and as a director of the Bank since 2011.
(15)	Mr. Gordon has served as a director of the Company since 2013 and as a director of the Bank since 2002.
(16)	Mr. Garrett has served as a director of the Company since 2013 and as a director of the Bank since 2002.
(17)	Mr. Hollar has served as a director of the Company since 2013 and as a director of the Bank since 2011.
(18)	Mr. Wright has served as a director of the Company since 2013 and as a director of the Bank since 2010.
(19)	Mr. Thomson has served as a director of the Company since 2010 and as a director of the Bank since 2011.
(20)	Mr. Smith has served as a director of the Company since 2009 and as a director of the Bank since 2010.
(21)	Mr. Severson is the Executive Vice President and Chief Financial Officer of the Company and the Bank.
(22)	Mr. Dickinson is the President and Chief Operating Officer of the Bank.
(23)	Mr. Barzel is the Executive Vice President and Chief Credit Officer of the Bank.

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DESCRIPTION OF NONVOTING COMMON STOCK

The following is a summary of the material terms and provisions of the Nonvoting Common Stock. This summary is qualified in its entirety by reference to the Articles of Incorporation of the Company, as amended, which have been filed with the SEC and are also available upon request from us.

Other than voting rights, the Nonvoting Common Stock has the same rights and privileges as the Common Stock, including sharing ratably in all assets of the Company upon its liquidation, dissolution or winding-up, and entitlement to receive dividends in the same amount per share and at the same time when, as and if declared by the Board, and is identical to the Common Stock in all other respects as to all other matters (other than voting). Holders of Nonvoting Common Stock have no cumulative voting rights or preemptive rights (other than the limited contractual preemptive rights of certain investors in the Private Placement) to purchase or subscribe for any additional shares of Common Stock or Nonvoting Common Stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the Nonvoting Common Stock.

Authorized Shares. 5,000,000 shares of Nonvoting Common Stock, par value of $0.01 per share, are authorized and 1,400,437 shares of Nonvoting Common Stock are outstanding.

Voting Rights. Holders of Nonvoting Common Stock are not entitled to vote except as required by the Virginia Stock Corporation Act. Where the shares of Nonvoting Common Stock are entitled to vote under Virginia law, each holder of Nonvoting Common Stock will have one vote for each share of Nonvoting Common Stock held of record solely on the matters to which such shares are entitled to vote, and subject to the rights and limitations specified by the Virginia Stock Corporation Act.

Automatic Conversion Upon Permitted Transfer. Each share of Nonvoting Common Stock will automatically convert into one share of Common Stock in the event of a “permitted transfer” to a transferee. A “permitted transfer” is a transfer of Nonvoting Common Stock (i) in a widespread public distribution, (ii) in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (iii) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such holder of Nonvoting Common Stock.

Dividends. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of Nonvoting Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds lawfully available for the payment of dividends.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock and Nonvoting Common Stock issued to the selling shareholders to permit the resale of these securities by the holders of the shares of Common Stock and Nonvoting Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock and Nonvoting Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock and Nonvoting Common Stock.

The selling shareholders may sell all or a portion of the shares of Common Stock and Nonvoting Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock and Nonvoting Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock and Nonvoting Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling the shares of Common Stock and Nonvoting Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares of Common Stock and Nonvoting Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

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Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of Common Stock and Nonvoting Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock and Nonvoting Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440-1 and IM-2440-2.

In connection with sales of the shares of Common Stock and Nonvoting Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock and Nonvoting Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of Common Stock and Nonvoting Common Stock short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling shareholders may deliver shares of Common Stock and Nonvoting Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of Common Stock and Nonvoting Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our shares of Common Stock and Nonvoting Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock and Nonvoting Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock and Nonvoting Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of Common Stock and Nonvoting Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer or agents participating in the distribution of the shares of Common Stock and Nonvoting Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock and Nonvoting Common Stock. Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock and Nonvoting Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling shareholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such shares of Common Stock and Nonvoting Common Stock were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent.

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Under the securities laws of some states, the shares of Common Stock and Nonvoting Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock and Nonvoting Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock and Nonvoting Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock and Nonvoting Common Stock by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock and Nonvoting Common Stock to engage in market-making activities with respect to the shares of Common Stock and Nonvoting Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and Nonvoting Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock and Nonvoting Common Stock. We will pay all expenses of the registration of the shares of Common Stock and Nonvoting Common Stock pursuant to a registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the shares of our Common Stock and Nonvoting Common Stock offered by this prospectus will be passed upon by Kilpatrick Townsend & Stockton LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

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•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 26, 2014 (File No. 001-35852);

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 29, 2014 (File No. 001-35852);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 14, 2014 (File No. 001-35852);

•	Our Current Reports on Form 8-K, filed with the SEC on April 11, 2014, May 6, 2014 and July 1, 2014 (File No. 001-35852);

•	Our Definitive Proxy Materials on Schedule 14A, filed with the SEC on May 13, 2014 (File No. 001-35852);

•	The description of our Common Stock contained in our Registration Statement on Form S-4, as amended, initially filed with the SEC on January 18, 2013 (File No. 333-186087); and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part until the offering of securities pursuant to this prospectus is complete.

Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will deliver without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus. Requests for any of these documents should be made in writing or orally and should be directed to: Corporate Secretary, Cordia Bancorp Inc., 11730 Hull Street Road, Midlothian, Virginia 23112.

ADDITIONAL INFORMATION

This prospectus is part of a registration statement we have filed with the SEC. This prospectus does not contain all of the information contained in the registration statement or the exhibits to the registration statement. For further information about us, please see the complete registration statement.

We are subject to the information requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information, including registration statements and all of their exhibits, at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus forms a part and the documents incorporated by reference that are listed above, are also available from the SEC’s website at http://www.sec.gov or on our website at http://www.jaxbank.com. The information contained on our website is not deemed a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Description	Amount
SEC registration fee	$1,987
Printing expenses	1,000
Legal fees and expenses	2,500
Accounting fees and expenses	750
Miscellaneous expenses	763
Total	$7,000

Item 15. Indemnification of Directors and Officers

Section 13.1-692.1 of the Virginia Stock Corporation Act permits a corporation to provide in its articles of incorporation that an officer or director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation for breach of fiduciary duty, except if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security. Cordia Bancorp Inc.’s amended and restated articles of incorporation provide for such limitation of liability.

Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act empower a corporation to indemnify any current or former director or officer made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided that such director or officer conducted himself or herself in good faith; believe, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interest and, in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

Cordia Bancorp Inc.’s amended and restated articles of incorporation provide that Cordia Bancorp Inc. must indemnify its directors and officers to the fullest extent authorized by law. Cordia Bancorp Inc. is also expressly required to advance certain expenses to its directors and officers. Cordia Bancorp Inc. believes that these indemnification provisions are useful to attract and retain qualified directors and executive officers.

Item 16. Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Articles of Incorporation (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Materials on Schedule 14A filed on May 13, 2014).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed on January 18, 2013).
5.1	Opinion of Kilpatrick Townsend & Stockton LLP as to the legality of the securities being offered (previously filed).
23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1).
24.1	Power of Attorney (previously filed).

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(5)         That, for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)        the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)        any other communication that is an offer in the offering made by the registrant to the purchaser.

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The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in in Midlothian, Virginia, on July 22, 2014.

CORDIA BANCORP INC.

By:	/s/ Jack C. Zoeller
Jack C. Zoeller
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacity and on the dates indicated.

July 22, 2014	By:	/s/ Jack C. Zoeller
Jack C. Zoeller
President and Chief Executive Officer, Director
(Principal Executive Officer)

July 22, 2014	By:	/s/ Mark A. Severson
Mark A. Severson
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

	By:	*
Peter W. Grieve
Chairman of the Board

	By:	*
David C. Bushnell
Director

By	*
G. Waddy Garrett
Director

By	*
Thomas L. Gordon
Director

By	*
Hunter R. Hollar
Director

By
Michael F. Rosinus
Director

By	*
Raymond H. Smith, Jr.
Director

By
Todd S. Thomson
Director

By	*
John P. Wright Director

By	*
David Zlatin
Director

*     Pursuant to the Power of Attorney contained in the signature page to the Registration Statement on Form S-3 filed on July 3, 2014.

July 22, 2014
	By:	/s/ Jack C. Zoeller
Jack C. Zoeller
President and Chief Executive Officer, Director